UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	AOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2019, the Board of Directors (the “Board”) of A. O. Smith Corporation (the “Company”) approved amendments to the By-laws of the Company (the “By-laws”), which became effective immediately.

Among other things, the amendments to the By-laws added Advance Notice Provisions, primarily in Article III, Section 8 and Section 9, which provides the Company and stockholders additional time and information to evaluate and, if applicable, respond to a stockholder’s business proposal or director nomination to be considered at annual or special meetings by enhancing the procedures for stockholders to propose business or nominations to be considered at such meetings. The procedures include a requirement to give advance notice to the Company that includes the information that the By-laws prescribe, and for a stockholder relying on the procedures for the Company’s 2020 annual meeting of stockholders, the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company no earlier than December 11, 2019 and no later than January 10, 2020.

The amendments to the By-laws also added Board Nominee Requirements, primarily in Article III, Sections 9 and 10, which provide the Company and stockholders with relevant information to evaluate director nominees by requiring nominees, including Company nominees, to complete and submit a Directors’ & Officers’ Questionnaire and written representations regarding voting agreements, compensation and other arrangements and to update such information shortly prior to the record date and the meeting.

In recognition of modernizations to the Delaware General Corporation Law that were effective August 1, 2019, the By-laws, primarily in Article III, Section 3, now permit electronic notice to stockholders as a default matter; and remove reference to telegram transmission of stockholder and director consents.

Also, Article III, Section 2, now provides that a majority of the directors in office, rather than three directors, may call a special meeting of stockholders. Further, Article IV, Section 6, now provides that any four of the directors in office, rather than any two directors, may call a special meeting of the Board.

Article VII, Section 12(b), now expressly provides that any repeal or modification of the provisions of Article VII shall not adversely affect any right or protection thereunder of any executive in respect of any proceeding arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed herewith:

3.1	By-laws for A. O. Smith Corporation as amended through October 10, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. Smith Corporation

Date: October 16, 2019	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary